     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2005


                                                      REGISTRATION NO. 333-18397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            POST-EFFECTIVE AMENDMENT

                               NO. 19 ON FORM S-2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                               TRUE VALUE COMPANY


           (PRIOR TO DECEMBER 31, 2004, KNOWN AS TRUSERV CORPORATION)

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                    5070                                   36-2099896
     (State of Incorporation)      (Primary Industrial Classification Code Number)   (I.R.S. Employer Identification
                                                                                                   No.)

                           8600 WEST BRYN MAWR AVENUE
                             CHICAGO, IL 60631-3505
                                 (773) 695-5000

    (Address, including zip code, and telephone number, including area code,


                  of registrant's principal executive offices)



                               THOMAS S. HANEMANN

                     President and Chief Executive Officer

                               True Value Company

                           8600 West Bryn Mawr Avenue
                             Chicago, IL 60631-3505
                                 (773) 695-5000
                              Fax: (773) 695-6563

 (Name, address, including zip code, and telephone number, including area code,


                             of agent for service)


                            ------------------------

                                    Copy to:


                                KEITH A. SIGALE

                          Goldberg, Kohn, Bell, Black,
                           Rosenbloom & Moritz, Ltd.
                        55 E. Monroe Street, Suite 3700
                          Chicago, Illinois 60603-5802

                                 (312) 201-3905

                              Fax: (312) 332-2196
                            ------------------------

As soon as practicable after the effective date of this Post-Effective Amendment to the Registration Statement.
                            ------------------------

       (Approximate date of commencement of proposed sale to the public)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TRUE VALUE COMPANY


           (PRIOR TO DECEMBER 31, 2004, KNOWN AS TRUSERV CORPORATION)



             424,380 SHARES OF CLASS A COMMON STOCK, $100 PAR VALUE

                            (IN UNITS OF 60 SHARES)


     THE CLASS A COMMON STOCK IS OFFERED EXCLUSIVELY TO RETAILERS AND RENTERS OF HARDWARE AND RELATED PRODUCTS, WHEN THEY BECOME MEMBERS OF TRUE VALUE COMPANY.



     THE CLASS A COMMON STOCK CANNOT BE TRANSFERRED WITHOUT TRUE VALUE'S CONSENT. TRUE VALUE RETAINS AN AUTOMATIC LIEN OR RIGHT OF SET OFF AGAINST THE CLASS A COMMON STOCK AND ANY ACCRUED PATRONAGE DIVIDENDS FOR ANY DEBTS THAT MEMBERS OWE TRUE VALUE. TRUE VALUE HAS NOT PAID NOR DOES TRUE VALUE PLAN TO PAY IN THE FUTURE ANY DIVIDENDS ON THE CLASS A COMMON STOCK.



     THERE IS NO EXISTING MARKET FOR THE CLASS A COMMON STOCK AND TRUE VALUE DOES NOT EXPECT THAT ONE WILL DEVELOP.


  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS.
                               ------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN FLORIDA THE SECURITIES COVERED BY THIS PROSPECTUS HAVE NOT BEEN REGISTERED WITH THE STATE OF FLORIDA BUT ARE BEING OFFERED UNDER A LIMITED OFFERING EXEMPTION WHICH ALLOWS FLORIDA PURCHASERS TO CANCEL THEIR PURCHASES OF THIS STOCK WITHIN 3 DAYS AFTER MAKING ANY PAYMENT ON ACCOUNT OF THE PURCHASE PRICE.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN, OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY STATE WHERE IT IS UNLAWFUL TO MAKE THAT TYPE OF SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR COMPANY'S AFFAIRS AFTERWARD.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                PER UNIT              TOTAL
-------------------------------------------------------------------------------------------------
Public price............................................         $6,000         $42,438,000(1)(2)
Underwriting discounts..................................          none               none  (3)
Proceeds to True Value..................................         $6,000          $42,438,000(4)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(1) The offering price for the Class A common stock is $100 per share, which is the par value per share. The offering price is determined pursuant to the Retail Member Agreement between True Value and its members. The par value of the Class A common stock was arbitrarily determined.


(2) The shares of Class A common stock are offered in units of 60 shares each. The minimum purchase is 60 shares for each store owned up to the maximum of 300 shares per member (five units).


(3) There are no underwriters in this offering. True Value is offering the Class A common stock directly to potential members.



(4) There are no firm commitments for the sale of these securities. If the whole offering is sold, True Value will receive $42,438,000 before estimated expenses of $230,000.

                               ------------------

                      THESE SECURITIES ARE OFFERED THROUGH

                               TRUE VALUE COMPANY

                           8600 WEST BRYN MAWR AVENUE
                          CHICAGO, ILLINOIS 60631-3505
                                 (773) 695-5000
                         THE DATE OF THIS PROSPECTUS IS

                                       , 2005

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TRUE VALUE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH THIS OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHICH IT IS UNLAWFUL TO MAKE THIS OFFER OR SOLICITATION.



                               TABLE OF CONTENTS



ITEM                                                          PAGE
----                                                          ----
SUMMARY.....................................................    3
  True Value................................................    3
  Recent Financial Results..................................    3
  Common Stock..............................................    3
  Capital Stock Redemption..................................    4
  Restrictions on Transferability and Dividend Policies.....    4
  Patronage Dividend........................................    4
RISK FACTORS................................................    5
FORWARD LOOKING STATEMENT...................................    6
DESCRIPTION OF COMMON STOCK.................................    6
  Capital Stock.............................................    6
  Capital Stock Redemption..................................    7
  Dividend Rights...........................................    7
  Distribution of Patronage Dividends.......................    7
  Payment of Patronage Dividends in Accordance with the
    Internal Revenue Code...................................    8
  Set Off Rights of True Value..............................    9
  Voting Rights.............................................    9
  Liquidation Rights........................................    9
  Membership................................................   10
  Redemption Provisions.....................................   10
  Other Restrictions and Rights.............................   10
USE OF PROCEEDS.............................................   11
PLAN OF DISTRIBUTION........................................   11
LEGAL MATTERS...............................................   11
INDEMNIFICATION.............................................   11
DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE............   11
WHERE YOU CAN FIND MORE INFORMATION.........................   12

                                    SUMMARY
                 ($ IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


     This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that you should consider before buying shares in this offering. You should read the entire prospectus and the other documents to which it refers carefully, including True Value Company's Consolidated Financial Statements and the related Notes that are included in True Value Company's Annual Report on Form 10-K for the year ended December 31, 2004.



TRUE VALUE



     True Value Company ("True Value") is principally engaged as a wholesaler of hardware and related products and is a manufacturer and distributor of paint products. True Value is one of the largest hardware/home center cooperatives in the United States. While True Value is organized as a Delaware corporation, it functions as a cooperative of its members.


RECENT FINANCIAL RESULTS


     In 2004, True Value stabilized revenue and more than doubled its 2003 net margin of $21,221, increasing to $43,213 in 2004. The higher 2004 net margin was primarily due to its 2003 debt refinancing and was achieved after providing price reductions to members of approximately $9,000. In addition, True Value lifted the moratorium on stock redemptions, funded related stock redemptions and reduced year end debt by $21,981.


COMMON STOCK


     True Value has authorized Class A common stock and Class B common stock. True Value sells the Class A common stock to its members pursuant to this prospectus. The Class B common stock, which is non-voting, is issued to members as part of their patronage dividends. See "Description of Common Stock."



     True Value's Class A common stock has a $100 par value per share. The Class A common stock is the sole voting stock of True Value. True Value offers the Class A common stock in units of 60 shares each to new members. The minimum purchase amount is 60 shares for each store; however, no True Value member is permitted to acquire more than five units of Class A common stock for a maximum of 300 shares.



     Members must pay cash for all Class A common stock purchases.



     Class A and Class B common stock can only be transferred through the redemption and re-issuance of such stock by True Value. True Value retains an automatic lien or right of set-off against both classes of common stock and any accrued dividends for any debts that members owe True Value. See "Description of Common Stock -- Set Off Rights of True Value" and "-- Other Restrictions and Rights."



     Either True Value or its members may terminate the Retail Member Agreement with 60 days' written notice. Pursuant to True Value's By-Laws, if the Retail Member Agreement is terminated, True Value will repurchase members' Class A common stock, and members are required to sell the stock back to True Value. Also, pursuant to True Value's By-Laws, the board of directors may delay the repurchase of both classes of common stock if it believes the action is in the best interest of True Value. True Value cannot terminate any Retail Member Agreement unless two-thirds of its board of directors approves the termination. The only exceptions to this requirement are if a member:


     - becomes insolvent;

     - commits any act of bankruptcy;

     - files a voluntary petition in bankruptcy;

     - is adjudicated as bankrupt; or


     - commits a breach of any obligation under the Retail Member Agreement or any other agreement with True Value or one of its subsidiaries that is not corrected within 30 days after True Value gives the member written notice (10 days in case of nonpayment of accounts receivable statements or other financial obligations to True Value, or within the applicable cure periods in an agreement with a True Value subsidiary).



CAPITAL STOCK REDEMPTION



     Effective July 6, 2004, the board of directors rescinded True Value's moratorium on stock redemptions that had been effective since March 2000. In accordance with True Value's By-Laws, True Value redeems former members' equity investments in Class A common stock and Redeemable nonqualified Class B common stock in cash at the time of redemption and equity investments of Redeemable qualified Class B common stock are paid with a subordinated installment note. The subordinated installment notes are payable in five equal annual installments and pay interest annually at a fixed rate. The interest rate on subordinated installment notes created during the year is determined annually on the first business day of the year based on the five-year U.S. Treasury bill rate plus 1.0%. For notes issued in 2004, the rate was 4.36% and for notes issued in 2005, the rate is 4.64%. In accordance with True Value's By-Laws, True Value first reduces its aggregate stock redemption obligation payable in both cash or subordinated installment note by its right to legally offset any amounts the former members may owe True Value, including accounts and notes receivable, loss allocations and/or accumulated deficit.


RESTRICTIONS ON TRANSFERABILITY AND DIVIDEND POLICIES


     True Value's stock is not listed or traded on any national securities exchange or on the national market system. It is offered exclusively to potential members in connection with joining the cooperative as a member. The purchase price and redemption price of the Class A common stock are equal to its par value. The par value of the stock, including the Class A common stock, was arbitrarily determined. The Class A common stock is restricted as to transferability and has no public market. Class A and Class B common stock can only be transferred through the redemption and re-issuance of such stock by True Value.



     True Value retains an automatic lien on the Class A common stock and any patronage dividends that might have accrued to a member from True Value to secure the member's debt, if any, payable to True Value. See "Description of Common Stock -- Other Restrictions and Rights."



     True Value does not pay dividends with respect to the Class A common stock. See "Description of Common Stock -- Dividend Rights" and "-- Distribution of Patronage Dividends."



PATRONAGE DIVIDEND



     True Value operates on a cooperative basis with respect to business transacted with or for members. When there are annual profits, members in good standing are entitled to receive patronage dividend distributions from True Value on the basis of gross margins of merchandise purchased by each member. In accordance with True Value's By-Laws and Retail Member Agreement, the annual patronage dividend, as authorized by the board of directors, is paid to members out of patronage source income, less certain deductions. Commencing with the 2004 patronage dividend that was paid in 2005, the board of directors has authorized retaining 5% of net patronage source income, as a reasonable reserve, to reduce the accumulated deficit account that was significantly increased as a result of the 2001 loss, which was retained by True Value.

                                  RISK FACTORS
                                ($ IN THOUSANDS)


     You should consider the following risks before investing in True Value's Class A common stock:



THERE IS NO MARKET FOR THE CLASS A COMMON STOCK, THE CLASS A COMMON STOCK IS SUBJECT TO VARIOUS RESTRICTIONS INCLUDING A RIGHT OF SETOFF BY TRUE VALUE, AND INVESTORS MAY NOT BE ABLE TO SELL THEIR CLASS A COMMON STOCK.



     There is currently no trading market for any True Value common stock and True Value does not foresee a market developing at any time in the future. Therefore, investors may only liquidate their investment in the common stock by having that stock redeemed by True Value. From March 2000 through July 5, 2004, True Value had a moratorium on redemption of its capital stock. In March 2000, the board of directors of True Value declared a moratorium on redemption of all of its capital stock. The board of directors declared the moratorium as the capital stock was then worth substantially less than its par value and redemption at par value would likely violate legal prohibitions against an impairment of capital. The board of directors concluded that it would be a violation of its fiduciary duties to proceed with redemptions of capital stock. No moratorium exists today. However, if the future financial condition of True Value were to deteriorate significantly from its current performance, its capital may again be impaired and the board of directors may be required to reinstate a moratorium on stock redemptions.



     Investors should be aware that True Value retains automatic liens on the Class A common stock and any patronage dividends, including all shares of Class B common stock, that might have accrued to the members. The By-Laws, the Retail Member Agreement and the Subscription to Shares Agreement that each member signs with True Value provide that True Value shall have a lien on, and a right of setoff against, any stock or notes issued to the member, including those issued as patronage dividends. With regard to patronage dividends, this lien and right of setoff encompasses any portion of the patronage dividend that is issued and exceeds 20% of the overall patronage dividend payable in any year. True Value takes this lien/right of setoff in order to secure any member indebtedness that may, for whatever reason, exist in favor of True Value or its subsidiaries.



TRUE VALUE HAS OUTSTANDING DEBT THAT IS SENIOR TO THE CLASS A COMMON STOCK AND, IN THE EVENT OF THE BUSINESS FAILURE OF TRUE VALUE, IT MAY NOT HAVE SUFFICIENT ASSETS TO REDEEM THE CLASS A COMMON STOCK.



     True Value is financed by debt capital obtained from various external sources principally under its Bank Facility and trade creditors. As an investor, your investment is subordinate to senior, secured debt, trade creditors and other unsecured liabilities and subordinated debt of True Value. In the event of the business failure of True Value, there may not be sufficient assets to redeem all or a portion of the Class A common stock after payment of True Value debt and other liabilities.



     As of December 31, 2004, the book value of net tangible assets was $564,045 and debt and other liabilities were $580,093. The liquidation value of the assets, especially if the assets are not sold as part of the ordinary course of business, may be less than the book value of the assets. These balances will change in the ordinary course of business.



TRUE VALUE HAS EXPERIENCED A DECLINE IN ITS MEMBER BASE AND ITS MEMBERS FACE STIFF RETAIL COMPETITION, AND TRUE VALUE'S SUCCESS DEPENDS ON THE SUCCESS OF ITS MEMBERS IN THE RETAIL MARKETPLACE.



     The success of True Value is dependent upon continued support from its members in the form of purchases for their retail outlets to generate positive net margin and cash flow for True Value. True Value had a net decline of approximately 2.5% and 5.9% of its total number of outlets in 2004 and 2003, respectively. The number of retail and industrial distribution outlets that were members of True Value at December 31, 2004 was approximately 6,000. The reduction in membership is due to retailer competition, True Value's discontinuing relationships with members for breach of their Retail Member Agreement obligations and members leaving True Value to find an alternate source of supply. The retail hardware industry is characterized by intense competition. Independent hardware retailers, such as True Value members, must remain competitive with the so-called "Big Box" stores such as Home Depot, Menards and Lowe's, as well as the diversified retailers such as Sears and Wal-Mart. These retail competitors may have greater resources, larger market shares and more widespread presence than True Value members. The success of True Value is highly dependent upon the success of its members' retail and industrial outlets in the marketplace.



                           FORWARD LOOKING STATEMENT



     This Prospectus and the documents incorporated herein by reference contain forward-looking statements that are based on management's expectations, estimates and assumptions. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and involve certain risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what we forecast due to a variety of factors, including without limitation, our assumptions about financing requirements and terms, interest rate functions, sales growth assumptions, capital requirements of True Value and trends in our industry.



                          DESCRIPTION OF COMMON STOCK

                                ($ IN THOUSANDS)

CAPITAL STOCK


     Members of True Value own shares of Class A and Class B common stock. Each of the two classes of stock has a par value of $100 per share. The Class A common stock is sold in units of 60 shares. Each True Value member is required to purchase one unit of Class A common stock for each store owned; however, no True Value member is permitted to acquire more than five units of Class A common stock. The Class B common stock is issued only to members in connection with the patronage dividend distributed to them for purchases in the year of the patronage dividend, as discussed below. See "Distribution of Patronage Dividends" below.



     Neither class of True Value common stock accrues dividends and each has limited transferability. True Value has an option to repurchase at par value a member's stock before the member can offer the stock to another member. Historically, True Value has always exercised this option. In any event, a member may not transfer stock to anyone without True Value's consent, in which case the transfer would be accomplished through the redemption and re-issuance of such stock by True Value. True Value also retains an automatic lien on both classes of stock for any indebtedness due to True Value by a member. Therefore, there is no existing market for either class of True Value common stock.



     Participation in the earnings or losses of a cooperative is based on member patronage purchasing and reflected by the payment of patronage dividends. In general, these patronage dividends are based on a member's purchasing volume and margins applicable to merchandise purchased by the member, less any expenses related to such business and less certain cooperative reserves. Patronage dividends are determined on a yearly basis for purchasing activity conducted the prior year and are allocated no later than September 15th of the following year. True Value pays patronage dividends in a combination of cash, Class B common stock, and occasionally promissory (subordinated) notes.



     In order to avoid the administrative inconvenience and expense of issuing separate certificates representing shares of Class A and Class B common stock to each member, True Value deposits one certificate for each type of stock, representing all the shares of Class A and Class B common stock then issued, with Harris Trust and Savings Bank, Chicago, Illinois, for safekeeping for and on behalf of its members. True Value keeps the allocations of Class A and Class B common stock in book entry form. True Value then sends a written notice to each member of these deposits and the allocation thereof to the member.

CAPITAL STOCK REDEMPTION



     Effective July 6, 2004, the board of directors rescinded True Value's moratorium on stock redemptions that had been effective since March 2000. In accordance with True Value's By-Laws, True Value redeems former members' equity investments in Class A common stock and Redeemable nonqualified Class B common stock in cash at the time of redemption and equity investments of Redeemable qualified Class B common stock are paid with a subordinated installment note. The subordinated installment notes are payable in five equal annual installments and pay interest annually at a fixed rate. The interest rate on subordinated installment notes created during the year is determined annually on the first business day of the year based on the five-year U.S. Treasury bill rate plus 1.0%. For notes issued in 2004, the rate was 4.36% and for notes issued in 2005, the rate is 4.64%. In accordance with True Value's By-Laws, True Value first reduces its aggregate stock redemption obligation payable in both cash or subordinated installment note by its right to legally offset any amounts the former members may owe True Value, including accounts and notes receivable, loss allocations and/or accumulated deficit.


DIVIDEND RIGHTS


     True Value pays patronage dividends, which are calculated based on a member's patronage with the cooperative. In February 2005, the board of directors authorized the payment of a patronage dividend related to 2004. The patronage dividend was paid in February 2005. See "-- Distribution of Patronage Dividends", and "-- Allocation of Patronage Dividends Against Loss Allocation Account" below.



     Dividends may be paid in cash, in property, in promissory (subordinated) notes, or in shares of the Class B common stock, subject to the provisions of the Certificate of Incorporation and the By-Laws. Other than the payment of patronage dividends, including the redemption of all nonqualified written notices of allocation, True Value has not paid dividends on its Class A common stock or Class B common stock. The board of directors does not plan to pay non-patronage dividends on either class of stock.


DISTRIBUTION OF PATRONAGE DIVIDENDS


     True Value operates on a cooperative basis with respect to business transacted with or for members. For years where there are patronage dividends to be distributed, members are entitled to receive patronage dividend distributions from True Value, calculated on a pro-rata basis of gross margins on merchandise purchased by each member. In accordance with True Value's By-Laws and Retail Member Agreement, the annual patronage dividend, as authorized by the board of directors, is paid to members out of patronage source income, less certain deductions, calculated as provided in the following sentence. The total patronage dividend paid to members is based on pre-tax net margins calculated in accordance with accounting principles generally accepted in the United States of America after reducing or increasing net margins for non-member income/(losses), reasonable reserves and deferred patronage amortization. Commencing with the 2004 patronage dividend that was paid in 2005, the board of directors has authorized retaining 5% of net patronage source income, as a reasonable reserve, to reduce the accumulated deficit account. The total dividend is allocated to each purchase category, with the main purchase categories being warehouse, relay, direct shipment and paint. Once the patronage dividend is allocated to the purchase categories, it is distributed to members based on the relative gross margin participation of the member for each type of purchase category.



     Patronage dividends have historically been paid to members within 90 days after the close of True Value's fiscal year; however, the Code permits distribution of patronage dividends as late as the 15th day of the ninth month after the close of True Value's fiscal year. True Value may elect to distribute the annual patronage dividend at a later time than usual in accordance with the provisions of the Internal Revenue Code (the "Code").



     True Value's By-Laws provide for the payment of annual patronage dividends, after payment of at least 20% of such patronage dividends in cash, in "qualified written notices of allocation" including:

     - Class B common stock based on its par value, up to a maximum of 2% of the member's net purchases of merchandise from True Value for the year (except in unusual circumstances of individual hardship, in which case the board of directors reserves the right to make payments in cash),


     - Promissory (subordinated) notes, or

     - Other property.


     Promissory (subordinated) notes are customarily issued for a three to five year term and bear interest at a fixed rate until maturity. The rate and term of the notes are determined at issuance. The notes are subordinated to all other indebtedness of True Value. True Value may also issue "nonqualified written notices of allocation" to its members as part of its annual patronage dividend. "Non-qualified written notices of allocation" are usually issued in the form of Class B common stock. See "Payment of Patronage Dividends in Accordance with the Internal Revenue Code" below.



     Commencing in 1996, the board established a minimum Class B common stock ownership requirement for each type of retail member. This minimum is generally the greater of (1) $25 or (2) the aggregate of a member's various types of annual purchases, each multiplied by a specific percentage, which varies from 1% to 14% and which decreases as total dollar purchases by category increase. Not all members have achieved this minimum target. The board of directors determined the amount of the minimum required investment by majority vote, and the minimum may be increased or decreased from time to time. True Value is reviewing its minimum investment requirement based on an evaluation of its financial needs and the needs of its membership.


PAYMENT OF PATRONAGE DIVIDENDS IN ACCORDANCE WITH THE INTERNAL REVENUE CODE


     The Code specifically provides for the taxation of cooperatives (such as True Value) and their patrons (such as True Value's members) so as to ensure that the business earnings of a cooperative are currently taxable either to the cooperative or to its patrons, but not both.



     The shares of Class B common stock and other written notices distributed by True Value to its members, that disclose to the recipient the stated amount allocated to the member by True Value and the portion thereof that is a patronage dividend, are "written notices of allocation" as that phrase is used in the Code. For such written notices to be "qualified written notices of allocation" within the meaning of the Code, it is necessary that True Value pay 20% or more of the annual patronage dividend in cash and that the members consent to having the allocations (at their stated dollar amounts) treated as being constructively received by them and includable in their gross income. Any written notices that do not meet these requirements are "nonqualified written notices of allocation" within the meaning of the Code.



     True Value deducts all patronage dividends, including cash, the face value of qualified written notices and the fair market value of any other property distributed to the members (except nonqualified written notices of allocation) from its earnings in determining its taxable income. Accordingly, all of these items, including such qualified written notices of allocation, are includable in the gross income of the members. Section 1385(a) of the Code provides, in substance, that the total patronage dividend shall be included in the gross income of the patron (member) for the taxable year in which the patron (member) receives such distribution. This includes amounts paid in cash, in qualified written notices of allocation and in other property (except nonqualified written notices of allocation). In general, for nonqualified written notices of allocation, no amounts are either deductible by True Value or includable in a member's gross income until the notices are redeemed by True Value. True Value itself therefore includes any earnings reflected in nonqualified written notices of allocation in its own gross income and pays tax on them.



     Thus, every year each member may receive, as part of the member's patronage dividend, non-cash "qualified written notices of allocation," which may include Class B common stock (which is determined to be qualified for tax purposes) and subordinated promissory notes, the stated dollar amount of which must be recognized as gross income by the member for the taxable year in which received. The portion of the patronage dividend paid in cash (at least 20%) may be insufficient, depending on a member's individual tax bracket, to pay income taxes due as a result of the full amount of the patronage dividend, including cash, notes and Class B common stock.



     True Value has historically paid approximately 30% of the patronage dividend to its members in cash (excluding nonqualified written notices of allocation). However, True Value is only obligated to distribute 20% of the annual patronage dividend (excluding nonqualified written notices of allocation) in cash, and it may distribute this lesser percentage in future years.



     True Value's By-Laws, reflecting the Code provision applicable to cooperatives, usually treat shares of Class B common stock and such other notices as the board of directors may determine, if distributed in payment of patronage dividends, as "qualified written notices of allocation." The By-Laws provide:


          (1) for payment of patronage dividends in a combination of cash, qualified written notices of allocation (including Class B common stock), other property and nonqualified written notices of allocation; and


          (2) that membership in the organization (i.e., the status of being a member of True Value) constitutes the member's consent to recognize the stated amount of any qualified written notices of allocation or other property distributed to it as includable in the member's gross income as provided in Section 1385(a) of the Code.



     Under the Code, any person who becomes or became a member of True Value, or who remains a member after adoption of the By-Laws providing that membership in True Value constitutes consent to be taxed on receipt of qualified written notices of allocation, is deemed to have consented to be taxed on receipt of patronage dividends in cash and in qualified written notices of allocation, in accordance with Section 1385(a) of the Code. Written notification of the adoption of the By-Laws and its significance, and a copy of the By-Laws, were sent to each then existing member and have been, and will continue to be, delivered to each person prior to becoming a member. Such consent is then effective as to patronage dividends. Such consent may be revoked by the member only by terminating its membership in True Value in the manner provided in his or its Retail Member Agreement.



SET OFF RIGHTS OF TRUE VALUE



     True Value's Certificate of Incorporation and By-Laws specifically provide that True Value, but not the member, may set off its obligation to make any payment to a member for such member's stock, notes, interest and declared and unpaid dividends against any obligation owed by the member to True Value.



     As True Value maintains stock records for its members on a store-by-store basis, members with multiple stores who elect to sell one or more, but not all, of their stores may request to transfer the stock registered on True Value's records with respect to a store location that is terminating its relationship with True Value, to the store locations that are not being terminated, with proper evidence of succession, assignment or authority to transfer and with True Value's express consent. Otherwise, True Value may exercise its set off rights upon redemption against the stock investment recorded for the store location to be closed, including the set off rights for all loss allocation account balances.



VOTING RIGHTS



     Our Class A common stock is the sole voting stock of True Value. A quorum of 33.3% of the issued and outstanding Class A common stock is required for taking action by stockholders. Once a quorum is present, a vote of over 50% of the outstanding Class A common stock present is necessary to take any action, unless a higher percentage is required by law. Our Class B common stock has no voting rights.


LIQUIDATION RIGHTS


     If True Value should dissolve or liquidate True Value, the assets remaining after paying its outstanding debts will be divided ratably among all shareholders of Class A common stock and Class B common stock, in accordance with their holdings and without preference to class of stock.

MEMBERSHIP


     To become a member, a potential member must purchase 60 shares of Class A common stock for each store that a potential member owns, up to a maximum of 300 shares for five or more stores that are under the same I.R.S. Employer Identification Number.


REDEMPTION PROVISIONS


     The Retail Member Agreement may be terminated by a member or by True Value Company on 60 days' written notice. True Value cannot terminate a membership unless True Value receives approval by a two-thirds vote of its board of directors, except if a member:


     - becomes insolvent;

     - commits any act of bankruptcy;

     - files a voluntary petition in bankruptcy;

     - is adjudicated as bankrupt; or


     - commits a breach of any obligation under the Retail Member Agreement or any other agreement with True Value or one of its subsidiaries that is not corrected within 30 days (10 days in case of nonpayment of accounts receivable statements or other financial obligations to True Value, or within the applicable cure periods in an agreement with a True Value subsidiary) after True Value has given the member written notice of breach.



     Pursuant to True Value's By-Laws, upon termination of the Retail Member Agreement, True Value will repurchase and a member is required to sell to True Value, all of the member's Class A common stock and Class B common stock at par value. As required by True Value's By-Laws and applicable laws, payment for the Class A common stock and nonqualified Class B common stock will be in cash. Payment for the qualified Class B common stock will be a note payable in five equal annual installments bearing a fixed interest rate. The interest rate on subordinated installment notes created during the year is determined annually on the first business day of the year based on the five-year U.S. Treasury bill rate plus 1.0%. For notes issued in 2004, the rate was 4.36% and for notes issued in 2005, the rate is 4.64%. In accordance with True Value's By-Laws, True Value first reduces its aggregate stock redemption obligation payable in both cash or subordinated installment note by its right to legally offset any amounts the former members may owe True Value, including accounts and notes receivable, loss allocations and/or accumulated deficit. Also, pursuant to True Value's By-Laws, the board of directors may delay the repurchase/redemption of stock if it believes the action is in the best interest of True Value.


OTHER RESTRICTIONS AND RIGHTS

     We have no conversion rights, sinking fund provisions or liability for further assessment in regard to the Class A common stock or the Class B common stock.


     Pursuant to the terms and conditions of membership, True Value has an automatic lien or right of set off to secure the payment of any indebtedness due from any stockholder of record upon the Class A common stock, the Class B common stock and any declared and unpaid dividends.



     There is no existing market for either the Class A or Class B common stock. True Value has the option, exercisable within 90 days following the date True Value receives written notice from the stockholder of such stockholder's desire to dispose of any of the shares owned by the stockholder, to repurchase all shares at par value. Any other disposition or attempted disposition or transfer, voluntary or involuntary, of Class A common stock or Class B common stock is invalid. No rights are transferred unless and until True Value has been given the required notice and True Value has failed to exercise its option to purchase the stock within the specified time. In any event, a member may not transfer the Class A or Class B common stock to anyone without True Value's consent, in which case the transfer would be accomplished through the redemption and re-issuance of such stock by True Value.

                                USE OF PROCEEDS


     True Value plans to use the proceeds from the offering of the Class A common stock for general working capital, including the purchase of merchandise for resale to its members.


                              PLAN OF DISTRIBUTION


     True Value is offering the Class A common stock to potential members at $100 per share, in connection with their becoming members of the cooperative. In order to join the cooperative, a potential member must subscribe for 60 shares of Class A common stock for each retail store they operate. Members may purchase a maximum of 300 shares of Class A common stock for $30,000 if they own five or more stores. All sales of Class A common stock are being made for cash. Each share has a par value of $100.



     The Class A common stock is being sold directly by True Value after membership has been approved by True Value's executive officers. No one will receive a commission on the sale of any Class A common stock.


                                 LEGAL MATTERS

     The legality of the issuance of the Class A common stock offered has been passed upon for us by Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., Chicago, Illinois.

                                INDEMNIFICATION


     True Value's Certificate of Incorporation and By-Laws provide for indemnification of directors and officers to the full extent permitted by Delaware law.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling True Value as described above, True Value has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE


     The SEC allows True Value to "incorporate" by reference information True Value files with the SEC in other documents. This means that True Value can disclose important information to you by referring you to those documents containing such information. The information incorporated by reference is considered part of this prospectus. Information that True Value files with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus. True Value is incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 2004, which True Value filed with the SEC under Section 15(d) of the Securities Exchange Act of 1934, as well as all filings which may be made pursuant to the Securities Exchange Act prior to the effectiveness of this Post-Effective Amendment. True Value also is including the Form 10-K with this prospectus for your information.

                      WHERE YOU CAN FIND MORE INFORMATION


     True Value files annual, quarterly and special reports, and other information with the SEC. True Value's SEC filings are available over the Internet on the SEC's web site at http://www.sec.gov. You may also read and copy any document True Value files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Each year, True Value distributes an annual report containing consolidated financial statements reported upon by True Value's independent auditors to True Value's stockholder-members. True Value may, from time to time, also furnish to True Value's stockholder-members interim reports, as determined by True Value's management. True Value's web site address is http://www.truevaluecompany.com.



     True Value shall cause to be furnished without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any documents incorporated by reference above. Any such request, or other requests for additional information from True Value should be made to the Chief Financial Officer, True Value Company, 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505, Telephone:
773-695-5000, Facsimile: 773-695-6559.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TRUE VALUE COMPANY


                                 424,380 SHARES

                              CLASS A COMMON STOCK

                                 $100 PAR VALUE
                            (IN UNITS OF 60 SHARES)

                               ------------------

                                   PROSPECTUS

                               ------------------

                                     DATED
                                     , 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Class A common stock being registered:


Registration Fee............................................    $      0
Printing of Registration Statement and Prospectus...........      20,000
Accounting Fees and Expenses................................      50,000
Legal Fees..................................................     145,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of Various States....................................      15,000
                                                                --------
Total.......................................................    $230,000
                                                                ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     True Value's Certificate of Incorporation, as amended, provides that True Value shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of True Value), by reason of the fact that the person is or was a director, officer, employee or agent of True Value, or is or was serving at the request of True Value as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by the person in respect thereof. The indemnification is not exclusive of any other right of the director, officer, or employee to indemnification provided by law or otherwise.



     Under True Value's By-Laws, True Value shall indemnify any director, officer, employee or agent who is a party to or is involved in a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she is, or is the legal representative of, a director, officer, employee or agent of True Value or of a partnership, joint venture, trust, or other enterprise, including an employee benefit plan, whether the basis of the Proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent. The indemnification is to be made by True Value to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or is thereafter amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that the amendment or interpretation permits True Value to provide broader indemnification rights than were permitted prior to the amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any such person as a result of the actual deemed receipt of any indemnification payments under the By-Laws) reasonably incurred or suffered by any such person in connection with investigating, defending, being a witness in, or participating in or preparing for any of the forgoing in any Proceeding. Except with respect to an action where the claimant is bringing an action to enforce indemnification rights as described below, True Value is required to indemnify any person seeking indemnification in connection with a Proceeding initiated by the person seeking indemnification only if the Proceeding is authorized by the board of directors of True Value.



     Generally, expenses incurred by an officer or director (acting in his or her capacity as such) in defending a Proceeding are to be paid by True Value in advance of the final disposition of such Proceeding. True Value may advance, in its sole discretion, on such terms and conditions as are set by the board of directors, expenses incurred by other persons entitled to indemnification or by officers and directors not acting in their official capacity.

     If True Value does not pay a claim in full that is subject to indemnification within a reasonable period of time after a written claim has been received, the claimant may bring suit against True Value to recover the unpaid amount of the claim and if successful, in whole or in part, the claimant is entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. True Value may exert a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for True Value to be required to indemnify the claimant. However, True Value shall have the burden of proving such defense.



     Additionally, the stockholders of True Value have approved an amendment to the Certificate of Incorporation to eliminate personal liability of directors for monetary damages for breach of fiduciary duty of care. The Certificate of Incorporation provides that a director of True Value shall not be liable to True Value or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as amended from time to time.


ITEM 16. EXHIBITS.


    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
     2-A       Agreement and Plan of Merger dated as of December 9, 1996
               between Cotter & Company and ServiStar Coast to Coast
               Corporation ("SCC"). Incorporated by reference--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397).
     3-A       Amended and Restated Certificate of Incorporation of True
               Value, effective December 31, 2004. Incorporated by
               reference--Exhibit 3-A to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 2004.
     3-B       By-Laws of True Value Company, effective December 31, 2004.
               Incorporated by reference--Exhibit 3.2 to the Registrant's
               Report on Form 8-K filed on January 5, 2005.
     4-A       Specimen certificate of Class A common stock. Incorporated by reference--Exhibit 4-C to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
     4-B       Specimen certificate of Class B common stock. Incorporated by reference--Exhibit 4-D to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
     4-C       Promissory (subordinated) note form. Incorporated by
               reference--Exhibit 4-E to Post-Effective Amendment No. 15 on
               Form S-1 to Registration Statement on Form S-4 (No.
               333-18397).
     4-D       Installment note form. Incorporated by reference--Exhibit
               4-F to Post-Effective Amendment No. 15 on Form S-1 to
               Registration Statement on Form S-4 (No. 333-18397).
     4-E       Loan and Security Agreement dated August 29, 2003 for
               $275,000,000 revolving credit facility between TruServ
               Corporation and various financial institutions. Incorporated by reference--Exhibit 4-A to the Registrant's Quarterly
               Report on Form 10-Q for the quarter ended September 27,
               2003.
     4-F       First Amendment to Loan and Security Agreement dated March
               19, 2004 between TruServ Corporation and various financial institutions. Incorporated by reference--Exhibit 4-H to
               Post-Effective Amendment No. 17 on Form S-1 to Registration
               Statement on Form S-4 (No. 333-18397).
     4-G       Second Amendment to Loan and Security Agreement between
               TruServ and various financial institutions as Amended and
               Restated Effective October 31, 2004. Incorporated by
               reference--Exhibit 4-A to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 2, 2004.
     4-H       Trust Indenture between Cotter & Company and US Bancorp
               (formerly First Trust of Illinois). Incorporated by
               reference--Exhibit T3C to Cotter & Company Form T-3 (No.
               22-26210).

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
     5         Opinion of Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz,
               Ltd. Incorporated by reference--Exhibit 5 to Post-Effective
               Amendment No. 14 to Registration Statement on Form S-2 to
               Form S-4 (No. 333-18397).
    10-A*      Current Form of "Retail Member Agreement with True Value
               Company" between True Value and its members that offer
               primarily hardware and related items.
    10-B*      Current Form of "Subscription to Shares of True Value
               Company."
    10-C       TruServ Corporation Defined Lump Sum Pension Plan as Amended
               and Restated Effective as of January 1, 1998; including
               amendments through December 30, 2002. Incorporated by
               reference--Exhibit 10-C to the Registrants's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
    10-D       First Amendment of TruServ Corporation Defined Lump Sum
               Pension Plan as Amended and Restated Effective as of January
               1, 1998. Incorporated by reference--Exhibit 10-K to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
    10-E       Second Amendment of TruServ Corporation Defined Lump Sum
               Pension Plan as Amended and Restated Effective as of January
               1, 1998. Incorporated by reference--Exhibit 10-L to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
    10-F       TruServ Corporation Savings and Compensation Deferral Plan
               as Amended and Restated Effective January 1, 1998; including amendments through December 2002. Incorporated by
               reference--Exhibit 10-D to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 2002.
    10-G       First Amendment of TruServ Corporation Savings and
               Compensation Deferral Plan as Amended and Restated Effective
               January 1, 1998. Incorporated by reference--Exhibit 10-M to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
    10-H       Second Amendment of TruServ Corporation Savings and
               Compensation Deferral Plan as Amended and Restated Effective
               January 1, 1998. Incorporated by reference--Exhibit 10-N to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
    10-I       Third Amendment of TruServ Corporation Savings and
               Compensation Deferral Plan as Amended and Restated Effective
               January 1, 1998. Incorporated by reference--Exhibit 10-O to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
    10-J       True Value Company Supplemental Retirement Plan as Amended
               and Restated Effective January 1, 2005. Incorporated by
               reference--Exhibit 10-R to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 2004.
    10-K       True Value Company Transition Incentive Plan Effective March
               1, 2005. Incorporated by reference--Exhibit 10-S to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
    10-L       Separation Agreement between TruServ and Pamela Forbes
               Lieberman dated November 24, 2004. Incorporated by
               reference--Exhibit 10-Q to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 2004.
    10-M       Consulting Agreement between TruServ and Thomas S. Hanemann dated November 2, 2004. Incorporated by reference--Exhibit
               10-P to the Registrant's Annual Report on Form 10-K for the
               fiscal year ended December 31, 2004.
    10-N       Lease Agreement by and between Hammer (DE) Limited
               Partnership, a Delaware limited partnership, as Landlord and
               TruServ Corporation as Tenant, dated December 26, 2002.
               Incorporated by reference--Exhibit 10-J to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 2002.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
    10-O       Lease Agreement by and between Bolt (DE) Limited
               Partnership, a Delaware limited partnership, as Landlord and
               TruServ Corporation as Tenant, dated December 26, 2002.
               Incorporated by reference--Exhibit 10-K to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 2002.
    10-P       Lease Agreement by and between Wrench (DE) Limited
               Partnership, a Delaware limited partnership, as Landlord and
               TruServ Corporation as Tenant, dated December 26, 2002.
               Incorporated by reference--Exhibit 10-L to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 2002.
    13-A       Annual Report on Form 10-K for the year ended December 31,
               2004. Incorporated by reference (No. 2-20910).
    21         Subsidiaries. Incorporated by reference--Exhibit 21 to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
    23-A       Consent of Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz,
               Ltd. Incorporated by Reference--Exhibit 5 to Post-Effective
               Amendment No. 14 on Form S-1 to Registration Statement on
               Form S-4 (No. 333-18397).
    23-B*      Consent of PricewaterhouseCoopers LLP.


---------------
 * Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each of the post-effective amendments shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF SECTION 13 OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS FORM S-2 AND HAS DULY CAUSED THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON APRIL 1, 2005.

                                          TRUSERV CORPORATION
                                          By:     /s/ DAVID A. SHADDUCK
                                            ------------------------------------
                                                     David A. Shadduck
                                             Chief Financial Officer and Senior
                                                        Vice President


     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS THOMAS S. HANEMANN, DAVID A. SHADDUCK, AND BARBARA L. WAGNER, JOINTLY AND SEVERALLY, ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWER OF SUBSTITUTION, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, AND ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY SATISFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS, HER OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                     SIGNATURE                                        TITLE                     DATE
                     ---------                                        -----                     ----

              /s/ THOMAS S. HANEMANN                   President, Chief Executive Officer   April 1, 2005
---------------------------------------------------      and Director
                Thomas S. Hanemann

               /s/ DAVID A. SHADDUCK                   Senior Vice President and Chief      April 1, 2005
---------------------------------------------------      Financial Officer
                 David A. Shadduck                       (Chief Accounting Officer)

             /s/ BRYAN R. ABLEIDINGER                  Chairman of the Board and Director   April 1, 2005
---------------------------------------------------
               Bryan R. Ableidinger

             /s/ LAURENCE L. ANDERSON                  Director                             April 1, 2005
---------------------------------------------------
               Laurence L. Anderson

               /s/ MICHAEL S. GLODE                    Director                             April 1, 2005
---------------------------------------------------
                 Michael S. Glode

              /s/ JUDITH S. HARRISON                   Director                             April 1, 2005
---------------------------------------------------
                Judith S. Harrison

              /s/ KENNETH A. NIEFELD                   Director                             April 1, 2005
---------------------------------------------------
                Kenneth A. Niefeld

               /s/ DAVID Y. SCHWARTZ                   Director                             April 1, 2005
---------------------------------------------------
                 David Y. Schwartz

              /s/ GILBERT L. WACHSMAN                  Director                             April 1, 2005
---------------------------------------------------
                Gilbert L. Wachsman

                     SIGNATURE                                        TITLE                     DATE
                     ---------                                        -----                     ----

                 /s/ BRIAN A. WEBB                     Director                             April 1, 2005
---------------------------------------------------
                   Brian A. Webb

               /s/ CHARLES W. WELCH                    Director                             April 1, 2005
---------------------------------------------------
                 Charles W. Welch


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